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                                                                 EXHIBIT 10.1(b)

                           LEASE TAKEOVER AGREEMENT
                           ------------------------


          AGREEMENT, dated as of this ___ day of January, 1995 by and between Forstmann & Company, Inc., a Georgia corporation, with offices at 1185 Avenue of the Americas, New York, New York 10036 ("Tenant") and 1155 Avamer Realty Corp., a New York corporation, with offices at 1133 Avenue of the Americas, New York, New York 10036 ("Avamer").

          Avamer and Tenant have entered into a lease (the "1155 Lease"), of even date herewith, covering the entire third and fourth floors in the building known as 1155 Avenue of the Americas, New York, New York (the "1155 Space").

          Tenant is currently the tenant under a lease dated as of July 21, 1986 between Tenant and 1185 Avenue of the Americas Associates ("1185") which was amended by that certain Lease Modification Agreement dated as of December 5, 1991 (as amended, the "1185 Lease"), covering certain space described in the 1185 Lease on the fourth floor in the building known as 1185 Avenue of the Americas (the "1185 Space") and expiring on October 31, 1996 (the "Expiration Date").

          In consideration of the mutual agreements herein contained, the parties hereto do agree as follows:
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          1.   Terms not otherwise defined herein shall have the following meanings:

          1.1 "Effective Date" means the date (but not before August 1, 1995) upon which Tenant vacates the 1185 Space in accordance with the terms of the 1185 Lease (other than as to use and possession) and delivers the 1185 Assignment and possession of the 1185 Space to Avamer in accordance with the terms of this Agreement.

          1.2 "1185 Assignment" means that Assignment and Assumption of Lease (the form of which is attached hereto as Exhibit A) pursuant to which Tenant assigns to Avamer, and Avamer assumes, the 1185 Lease.

          2. Tenant hereby represents, warrants and agrees that (a) Tenant is the current tenant under the 1185 Lease, (b) there have been no amendments to the 1185 Lease except as set forth above, (c) a true, complete and accurate copy of the 1185 Lease has been delivered to Avamer and is attached hereto as Exhibit B, (d) no other agreements, oral or written, exist between Tenant and 1185, (e) the term of the 1185 Lease expires on the Expiration Date, (f) the 1185 Space consists only of certain space on the fourth floor in the building known as 1185 Avenue of the Americas, (g) Tenant is the sole occupant of the 1185 Space, (h) Tenant has received no notice of any default under the 1185 Lease and, to the best of its knowledge, Tenant is not presently in default under the 1185 Lease,

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(i) the 1185 Lease provides for the payment of fixed rent at the rate of
$956,300 per annum and (to the best of Tenant's knowledge) annual additional rent for real estate taxes of $50,460, for porters' wages of $15,114.47 and for electricity of $9,996.42 and (j) attached as Exhibit C is a true copy of the latest rent bill received by Tenant under the 1185 Lease.

          3. Provided Tenant is not then in default under the 1155 Lease or under the 1185 Lease, on the Effective Date, Tenant and Avamer shall execute and deliver the 1185 Assignment and Avamer shall take over the obligation of Tenant to pay fixed rent and additional rent accruing under the 1185 Lease for the period from and after the Effective Date through and including the Expiration Date, provided, however, that (a) Avamer shall not be responsible for any rents or other charges accruing under the 1185 Lease prior to the Effective Date or after the Expiration Date nor for any damages or claims made under the 1185 Lease by reason of the acts or omissions of Tenant nor for any restoration of the 1185 Space upon the expiration or termination of the 1185 Lease; (b) Tenant shall indemnify, defend and save Avamer harmless from and against any cost, claim, liability, damage or expense arising from any breach by Tenant of the 1185 Lease prior to the Effective Date or by reason of the items set forth in the preceding clause (a); and (c) Avamer shall indemnify, defend and save Tenant

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harmless from and against any cost, claim, liability, damage or expense (except those arising under the preceding clauses (a)-(b) above or by virtue of any other breach of this Agreement by Tenant) arising as a result of any claims by 1185 that Tenant has violated the 1185 Lease by reason of its execution of this Agreement or the 1185 Assignment.

          4. From and after the date hereof, Avamer may (but is under no obligation to) negotiate (a) directly with 1185 for an agreement to effectuate the cancellation, assignment, subletting or modification of the 1185 Lease effective on or after the Effective Date and (b) with any party (including, but not limited to, Goldstein, Golub, Kessler & Company P.C. ["GGK"]) in respect of a sublease of the 1185 Space or an assignment of the 1185 Lease, which sublease or assignment may take effect on or after the Effective Date. Avamer may enter into such agreement(s) on its own behalf and Tenant shall cooperate with Avamer as may be reasonably necessary to effectuate any of the foregoing. No notice of this Agreement or of the 1185 Assignment shall be given by Tenant to 1185 without Avamer's prior written consent.

          5. Tenant shall not hereafter (a) make altera tions, changes or additions to the 1185 Space, (b) agree to any amendments, modifications or changes to the 1185 Lease, or (c) sublet, underlet, or license all or any part of the 1185 Space, without the prior written consent of Avamer.

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          6.   Avamer's obligations set forth in the 1185 Assignment and in this
Agreement shall immediately cease upon (a) any breach or default by Tenant under this Agreement or under the 1155 Lease beyond any applicable grace period or (b) any termination of the 1155 Lease because of the failure of the holder of the existing mortgage of Avamer's interest in the Building encumbered by the 1155 Lease to consent to the 1155 Lease or to deliver a subordination, non-disturbance and attornment agreement under Section 9.02 of the 1155 Lease. A default by Tenant under this Agreement shall be deemed a default by Tenant under the 1155 Lease.

          7. Neither this Agreement nor any memorandum hereof shall be recorded.

          8. This Agreement and Tenant's rights hereunder are enforceable only against Avamer and shall be subject and subordinate to any and all superior mortgages (as defined in the 1155 Lease) made by Avamer covering the land and building at 1155 Avenue of the Americas and shall not be binding upon any superior mortgagee or successor to such mortgagee or purchaser from such mortgagee (whether by foreclosure, deed in lieu of foreclosure or otherwise).

          9. This Agreement shall be deemed made in, and governed by the laws of, the State of New York.

          10. Any notice given under this Agreement shall be in writing and shall be deemed effective when delivered

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to the other party at the same address and in the same manner as set forth in the 1155 Lease. Tenant shall furnish Avamer with a copy of each notice or demand received by Tenant from 1185, promptly upon receipt by Tenant of such notice, specifically including, without limitation, any default notice.

          11. This Agreement shall survive the execution and delivery of the 1185 Assignment and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

          12. This Agreement may not be assigned by any of the parties hereto without the prior consent of all parties.

          13. This Agreement may not be modified orally but only by a writing signed by the party or parties against whom enforcement is sought.


                                              1155 AVAMER REALTY CORP.


                                              By:___________________________
                                                 Name:
                                                 Title:


                                              FORSTMANN & COMPANY, INC.


                                              By:___________________________
                                                 Name:
                                                 Title:

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